Exhibit (14)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Longleaf Partners Funds Trust.

We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus dated May 1, 2025, included in Post-Effective Amendment No. 64 to the Registration Statement (Form N-1A, File No. 033-10472) of Longleaf Partners Funds Trust, filed with the Securities and Exchange Commission, and incorporated by reference into the Proxy Statement/Prospectus included in this Registration Statement.

We also consent to the incorporation by reference of our report dated February 23, 2024, with respect to the financial statements and financial highlights of Longleaf Partners Global Fund and Longleaf Partners International Fund (two of the funds constituting Longleaf Partners Funds Trust) included in the Annual Report (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
November 28, 2025